www.aviatnetworks.com

Aviat Networks Announces Intent to Acquire Redline Communications

Expands Aviat’s Private Networks Offering with Private LTE/5G, Unlicensed Wireless Access Solutions
    Creates an integrated end-to-end offering for wireless access and transport in the Private Networks segment
    Leverages Aviat’s sales channel to address a $8 billion Private LTE/5G addressable market
    Increases Aviat’s reach in mission-critical industrial Private Networks
    Expected to be accretive to Gross Margin %, Adjusted EBITDA, Non-GAAP EPS, and Free Cash Flow in first year
    Aviat to host conference call Thursday, April 14th, at 8:30am (ET)

AUSTIN, Texas, and TORONTO, Ontario April 13, 2022 -- Aviat Networks, Inc. (“Aviat”) (Nasdaq: AVNW)) , the leading expert in wireless transport solutions, and Redline Communications Group, Inc. (“Redline”) (TSX: RDL), a leading provider in mission-critical data infrastructure, announced today that they have entered into an arrangement agreement (the “Arrangement Agreement”) under which Aviat will acquire all outstanding shares of Redline for CAD$0.90 per common share (approximately USD$0.71 per share), in an all-cash transaction (the “Transaction”) valued at approximately CAD $16.2 million (approximately USD$12.9 million). Aviat expects to fully fund the acquisition from cash on hand. Subject to customary closing conditions and necessary regulatory approvals, the transaction is expected to close within four months.

Commenting on the Transaction, Pete Smith, Aviat CEO, said, “This is an exciting opportunity for both Aviat and Redline. The acquisition expands Aviat’s share in private networks by adding Redline’s wireless network access capabilities in industrial PTP/PTMP and licensed Private LTE and 5G to Aviat’s existing wireless transport backhaul solutions. Redline products will leverage Aviat’s sales and marketing presence for broader reach. Likewise, Aviat will benefit from Redline’s presence in the Oil & Gas, and Transportation verticals.”

Smith continued, “We expect this deal to be immediately accretive to Aviat’s gross margin %, Adjusted EBITDA, non-GAAP EPS, and Free Cash Flow all in the first year. We look forward to finalizing this transaction which we believe will generate significant value for our shareholders.”

Richard Yoon, President and CEO, Redline added that, “Aviat is a great partner for Redline. We look forward to leveraging our portfolio in conjunction with Aviat’s global scale.”

This Transaction is expected to provide both Aviat and Redline customers with a broader, more integrated portfolio of wireless access and transport solutions and reinforces Aviat’s roadmap and commitment to the future of Private Networks as the environment evolves to 5G and beyond.

Transaction Details
Aviat intends to fund the acquisition with cash from the balance sheet.

Aviat and Redline will run independently until the closing of the Transaction.

The Transaction will be carried out by way of a Court-approved plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act, pursuant to which Aviat will acquire all the outstanding common shares of Redline (the “Redline Shares”). The implementation of the Arrangement will be subject to the approval of at least 66 2/3% of the votes cast by Redline shareholders present in person or represented by proxy at the annual general and special meeting of Redline shareholders (the “Meeting”) and a majority of all of the votes cast by Redline shareholders present in person or represented by proxy at the Meeting after excluding votes of certain persons whose votes must be excluded in accordance with Canadian Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, and the receipt of applicable approvals from the Ontario Superior Court of Justice. The implementation of the Arrangement will also be subject to the completion of a reduction in the stated capital of the Redline Shares, which will require the approval of at least 66 2/3% of the votes cast by Redline shareholders present in person or represented by proxy at the Meeting.

The Arrangement Agreement provides for, among other things, customary representations, warranties and covenants, including a non-solicitation covenants from Redline, subject to customary “fiduciary out” provisions that allow Redline to accept a superior proposal in certain circumstances and a five-business day “right to match period” in favour of Aviat. The Arrangement Agreement also provides for the payment of a termination fee of CAD$ 0.65 million to Aviat in the event the Transaction is terminated in certain specified circumstances, including if Aviat does not exercise its right to match in the context of a superior proposal supported by Redline. The completion of the transaction is not subject to any financing condition.

All directors and executive officers of Redline and certain other shareholders of Redline, holding approximately 29.7% of the issued and outstanding Redline Shares as of the date hereof, have entered into voting and support agreements in favour of Aviat pursuant to which, among other things, they have agreed to vote their Redline Shares in favour of the Transaction.

A management information circular relating to the Meeting and containing further details regarding the Arrangement and the Arrangement Agreement will be mailed to Redline shareholders and made available on SEDAR under Redline’s profile at www.sedar.com. Further details related to the Transaction can be also found on the Investor Relations tab at www.aviatnetworks.com.

Board of Director Approvals
The Transaction has been unanimously approved by Aviat’s Board of Directors.

Redline’s Board of Directors established a Special Committee of independent directors (D. Neil McDonnell and Josef Vejvoda) to oversee the Transaction discussions and the Arrangement. The Special Committee unanimously recommended the Transaction to the Board of Directors, and the full Board of the Directors of Redline unanimously approved the Transaction, determined that the Transaction is fair to Redline shareholders and in the best interests of Redline, and passed a resolution to recommend that Redline shareholders vote in favour of the Transaction. Evans & Evans, Inc , financial advisor to Redline, has provided a fairness opinion to the Board of Directors of Redline that, subject to the assumptions, limitations and qualifications set out in such fairness opinion, the Consideration to be received by Redline shareholders pursuant to the Transaction is fair from a financial point of view to Redline shareholders.

D. Neil McDonnell, Chair of the Company’s Board of Directors and Special Committee, commented: “We are pleased to announce our acquisition by Aviat, which strategically aligns Redline with a proven market leader, providing access to additional customers and markets and generating operational efficiencies. After careful deliberation, the Special Committee and Redline’s Board of Directors have unanimously concluded that the Transaction is fair to Redline’s shareholders from a financial point of view offering an opportunity to monetize their investment and is in the best interests of Redline and its employees.”

The Arrangement Agreement will be available on SEDAR under Redline’s profile at www.sedar.com within 10 days following the date of this press release.

Conference Call
Aviat will host a conference call for investors and industry analysts to discuss the transaction at 8:30am (ET) Thursday, April 14th.

To listen to the live conference call, please dial toll-free (US/CAN) 800-289-0438 or toll-free (INTL) 1 323-794-2423 conference ID: 8638497. We ask that you dial-in approximately 10 minutes prior to the start time.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
About Redline Communications
Redline Communications (TSX:RDL) designs and manufactures powerful wide-area wireless networks for mission-critical applications in challenging locations. Redline networks are used by Oil & Gas companies onshore and offshore, Mining companies on surface and underground operations, by municipalities to remotely monitor infrastructure, and by specialized telecom service providers to deliver premium services. Thousands of businesses worldwide rely on Redline to engineer, plan and deliver ruggedized, secure and reliable networks for their IoT, voice, data, and video communications needs. For more information visit www.rdlcom.com.
Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and “forward looking information” under the provisions of Canadian provincial securities laws. Such statements include with respect to Aviat and Redline, their beliefs and expectations regarding the ability to close the Transaction, the ability to obtain the approval of Redline shareholders, the satisfaction of other conditions to the closing of the Transaction on proposed terms and in the time assumed, expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2022, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and Redline and trends in revenue, and other statements identified by the use of forward-looking terminology, including, without limitation, "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat and Redline regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•    the ability to close the Transaction;
•    the ability of Redline to obtain the approval of Redline shareholders and the satisfaction of other conditions to the closing of the Transaction on proposed terms and in the time assumed;
•    the impact of COVID-19 on our business, operations and cash flows;
•    continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•    the impact of the volume, timing, and customer, product, and geographic mix of our product orders;
•    the timing of our receipt of payment for products or services from our customers;
•    our ability to meet projected new product development dates or anticipated cost reductions of new products;

•    our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;
•    the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of our inputs;
•    customer acceptance of new products;
•    the ability of our subcontractors to timely perform;
•    weakness in the global economy affecting customer spending;
•    retention of our key personnel;
•    our ability to manage and maintain key customer relationships;
•    uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•    our failure to protect our Intellectual property rights or defend against Intellectual property infringement claims by others;
•    the results of our restructuring efforts;
•    the ability to preserve and use our net operating loss carryforwards;
•    the effects of currency and interest rate risks;
•    the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•    general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•    the conduct of unethical business practices in developing countries;
•    the impact of political turmoil in countries where we have significant business;
•    the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and
•    Aviat’s ability to implement its stock repurchase program or the extent to which it enhances long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 25, 2021 as well as other reports filed by Aviat with the SEC from time to time.  For additional information on the risks and uncertainties for Redline’s business and the Arrangement, see Redline's most recently filed Annual Information Form and Annual Management Discussion & Analysis, which are available on SEDAR at www.sedar.com and on Redline’s website at www.rdlcom.com. Neither Aviat nor Redline undertakes any obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

For further information:

Aviat Contact(s):

Investor Relations:
Keith Fanneron
Vice President Global Finance & Investor Relations
Phone: (512) 861-1022
Email: keith.fanneron@aviatnet.com

Redline Contact(s):

Richard Yoon
Chief Executive Officer
+1-905-479-8344,
ryoon@rdlcom.com

Investor Relations:
Ron Shuttleworth,
Partner
OakHill Financial
+1-647-500-7371
rshuttleworth@oakhillfinancial.ca